SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549
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                                     FORM 8-K
                                  CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 9, 1999

                                 Triple S Plastics, Inc.
                 (Exact name of registrant as specified in its charter)

             Michigan               0-23474          38-1895876
    (State or other jurisdiction  (Commission      (IRS Employer
        of incorporation)         File Number)   Identification No.)

     14320 Portage Road, Vicksburg, Michigan           49097
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (616)649-0545

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         (Former name or former address, if changed since last report.)


ITEM 5.   OTHER EVENTS

     On July 9, 1999 Triple S Plastics, Inc. announced that it had reached an agreement with Capitol Vial, Inc. that will resolve Capitol Vial's claims of patent infringement against the Company with no settlement expense to Triple S Plastics, Inc. All settlement details were to be kept confidential.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Triple S Plastics, Inc.
                                (Registrant)

Date:  __July 16,1999____       By:  __A. Christian Schauer______
                                     A. Christian Schauer
                                     Chief Executive Officer